                                  EXHIBIT 4.3
                                  -----------



                              AMENDED AND RESTATED

                       CENTENNIAL HEALTHCARE CORPORATION

                                1997 STOCK PLAN

                              AMENDED AND RESTATED
                       CENTENNIAL HEALTHCARE CORPORATION
                                1997 STOCK PLAN

     This following amends and restates the Centennial HealthCare Corporation 1997 Stock Plan and is adopted by the Company as of March 13, 1997.


                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

          "Award" shall mean a grant of a SAR under the Plan.
           -----

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Change in Control" shall mean the occurrence of either of the
           -----------------
     following events:

          (a) A change in the composition of the Board as a result of which fewer than one-half of the incumbent Directors are Directors who either:

              (i) were Directors of the Company twenty-four (24) months prior to such change; or

              (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who had been Directors of the Company twenty-four
                    (24) months prior to such change and who were still in office at the time of the election or nomination; or

          (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), who, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended,
           ----
          including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

          "Committee" shall mean a committee of at least three (3) Directors
           ---------
          appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Discretionary Options or Awards granted to an individual who is also a
          Section 16 Insider, the Committee shall consist of at least two (2) Directors (who need not be members of the Committee with respect to Discretionary Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Discretionary Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

          "Company" shall mean Centennial HealthCare Corporation, a Georgia
           -------
          corporation.

          "Director" shall mean a member of the Board and any person who is an
           --------
          advisory, honorary or emeritus director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Disabled Optionee" shall mean an Optionee who suffers a Disability.
           -----------------

          "Disability" shall mean a physical or mental infirmity which impairs
           ----------
          an Optionee's ability to substantially perform his duties with the Company or a Subsidiary for a period of 180 consecutive days, as determined by an independent physician selected by agreement between the Company and the Optionee or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Optionee); provided, however, that "Disability" shall have the meaning set forth in Code Section 22(e)(3) and the regulations promulgated thereunder with respect to an Optionee granted Incentive Stock Options.

          "Discretionary Option" shall mean any Option granted by the Committee
           --------------------
          or the Board under the Plan, including Incentive Stock Options and Reload Options, but excluding Non-Discretionary Options.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
          amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

          "Exercise Price" shall mean the price at which an Optionee may
           --------------
          purchase a share of Stock under a Stock Option Agreement.

          "Fair Market Value" on any date shall mean (i) the average closing
           -----------------
          sales price of the Stock on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market during the thirty (30) day period preceding such date; or (iii) if the Stock is traded on neither a national securities exchange nor on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available, including, without limitation, the price at which recent sales of Stock have been made, the book value of the Stock and the Company's current and future earnings.

          "For Cause" termination shall mean the termination of an Optionee's
           ---------
          employment as a result of: (i) any act on the part of the Optionee that constitutes fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Optionee's position of employment; or (ii) the conviction of the Optionee of a felony.

          "Grantee" shall mean an Optionee (or his permitted assign) or a person
           -------
          who has received a SAR.

          "Incentive Stock Option" shall mean an option to purchase Stock of the
           ----------------------
          Company which complies with and is subject to the terms, limitations, and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

          "Non-Discretionary Option" shall mean an Option automatically granted
           -------------------------
          to a Non-Employee Director without any action on the part of the Board or the Committee, and over which neither the Board nor the Committee exercises discretion as to (i) the selection of person to whom such Option is to be granted, (ii) the timing of the grant of such Option,
          (iii) the number of shares subject to such Option, (iv) the Exercise Price of such Option or (v) the periods during which the Option may be exercised.

          "Non-Employee Director" shall have the meaning set forth in Rule 16b-3
           ---------------------
          under the Exchange Act or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

          "Officer" shall mean a person who constitutes an officer of the
           -------
          Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Option" shall mean an option, including a Discretionary Option or a
           ------
          Non-Discretionary Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

          "Optionee" shall mean a person to whom an Option has been granted
           --------
          hereunder or his permitted assign.

          "Plan" shall mean the Amended and Restated Centennial HealthCare
           ----
          Corporation 1997 Stock Plan, the terms of which are set forth herein.

          "Purchasable" shall refer to Stock which may be purchased by an
           -----------
          Optionee under the terms of the Plan on or after a certain date specified in an applicable Stock Option Agreement.

          "Reload Option" shall have the meaning set forth in Section 6.9
           -------------
          hereof.

          "SAR" shall mean a stock appreciation right, which is the right to
           ---
          receive an amount equal to the SAR Spread.

          "SAR Agreement" shall mean a written agreement setting forth the terms
           -------------
          of an Award of a SAR, as provided in Section 8.1 hereof.

          "SAR Price" shall mean the base value established by the Committee for
           ---------
          a SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

          "SAR Spread" shall mean, with respect to any SAR, an amount equal to
           ----------
          (a) the Fair Market Value of a share of Stock on the date such SAR is exercised, less (b) the SAR Price of such SAR.

          "Section 16 Insider" shall mean any person who is subject to the
           ------------------
          provisions of Section 16 of the Exchange Act.

          "Stock" shall mean the common stock, $.01 par value per share, of the
           -----
          Company, subject to applicable provisions of Section 5.2.

          "Stock Option Agreement" shall mean a written agreement between the
           ----------------------
          Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

          "Subsidiary" shall mean any corporation in which the Company directly
           ----------
          or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

                                   ARTICLE II
                                    THE PLAN

      2.1 Name.  The Plan shall be known as the "Amended and Restated Centennial
          ----
HealthCare Corporation 1997 Stock Plan."

      2.2 Purpose.  The purpose of the Plan is to advance the interests of the
          -------
Company, its Subsidiaries and its shareholders by affording certain employees of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries by providing Optionees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company and its Subsidiaries.

      2.3 Effective Date.  The Plan is effective as of March 13, 1997.
          --------------

                                  ARTICLE III
                                  PARTICIPANTS

     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company, which shall include, but not be limited to, all Non-Employee Directors, officers and employees of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary; provided, however, that Non-Employee Directors are only eligible to receive Non-Discretionary Options.

                                   ARTICLE IV
                                 ADMINISTRATION

      4.1 Duties and Powers of the Committee.  Except for the grants of Non-
          ----------------------------------
Discretionary Options to Non-Employee Directors which are self-governed, the Plan shall be administered by the Committee. The Chairman of the Board of the Company shall be a member of the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Discretionary Options or Awards in accordance with the provisions of the Plan, and may grant such Discretionary Options or Awards singularly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those persons to whom Discretionary Options or Awards will be granted and whether such Discretionary Options or Awards will be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Discretionary Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or a SAR Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee may give an Optionee an election to surrender a Discretionary Option in exchange for the grant of a new Discretionary Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement or SAR Agreement or to waive any provision thereof, provided that the Optionee consents to such action.

      4.2 Interpretation; Rules.  Subject to the express provisions of the Plan,
          ---------------------
the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and SAR Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the

Plan and any Discretionary Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

      4.3 No Liability.  Neither any Director nor any member of the Committee
          ------------
shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

      4.4 Majority Rule.  A majority of the members of the Committee shall
          -------------
constitute a quorum, and any action taken by a majority of those present at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

      4.5 Company Assistance.  The Company shall supply full and timely
          ------------------
information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

      5.1 Limitations.  Subject to any antidilution adjustment pursuant to the
          -----------
provisions of Section 52 hereof, the maximum number of shares of Stock that may be issued hereunder pursuant to grants of Options and Awards shall be seven hundred thousand (700,000). Up to a maximum of 550,000 shares of Stock subject to the Plan may be issued in any combination of Discretionary Options or Awards, and up to 150,000 shares of Stock are reserved for issuance pursuant to the exercise of Non-Discretionary Options. The amount of Stock subject to the Plan may be increased from time to time in accordance with Article IX hereof; provided, however, that the total number of shares of Stock issuable pursuant to Incentive Stock Options shall not exceed 550,000 (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned under the Plan, and (until again optioned under the Plan) such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options or Awards hereunder.

     If Options or Awards are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 (only with respect to Options which are Incentive Stock Options) or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued.

      5.2 Antidilution.
          ------------

          (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants, then:

              (A) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted appropriately by the Committee; and

              (B) the rights of Optionees (concerning the number of shares of Stock subject to Options or Awards and the Exercise Price) under outstanding Options and the rights of holders of Awards (concerning the terms and conditions of the lapse of any then remaining restrictions) shall be adjusted appropriately by the Committee.

          (b) If the Company is a party to any reorganization in which it does not survive involving merger, consolidation or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

              (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, and declare that all such Options shall terminate thirty (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

              (ii) notify all Optionees that all Options and Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of Section 5.2(b) shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options or Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided, however, that, notwithstanding any other provisions hereof, the Committee may, in its discretion, declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements or SAR Agreements regarding exercisability.

          (d) The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                    OPTIONS

      6.1 Types of Discretionary Options Granted.  The Committee may, under the
          --------------------------------------
Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in the Plan, both types of Discretionary Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limiting the foregoing, Discretionary Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant. Neither the Company, nor any Subsidiary or any other person warrants or otherwise represents that (i) any Option granted under the Plan shall be considered an Incentive Stock Option for applicable tax purposes, or (ii) favorable or desirable tax treatment or characterization will be applicable in respect of any Option or Award.

      6.2 Non-Discretionary Options.  Automatic grants of Non-Discretionary
          -------------------------
Options shall be made as follows:

          (a) Commencing as of the effective date of this Plan, an initial grant of a Non-Discretionary Option to purchase 15,000 shares of Stock shall be made to each non-affiliate, Non-Employee Director on the date such person is initially elected or appointed to the Board as a Non-Employee Director; and

          (b) Commencing in 1998, and continuing each year thereafter as long as Stock is available for the granting of Non-Discretionary Options hereunder, an annual grant of an Non-Discretionary Option to purchase 3,000 shares of Stock shall be made on July 1 to each person who is a Non-Employee Director on such date.


      6.3 Option Grant and Agreement.  Each Discretionary Option granted
          --------------------------
hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and all Options shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten (10) years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders. Every Optionee shall be given a copy of the Plan.

      6.4 Optionee Limitations.  The Committee shall not grant an Incentive
          --------------------
Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a) is not an employee of the Company or any of its Subsidiaries; or

          (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (within the meaning of Code Sections 422 and 424); provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five (5) years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own (i) the Stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; (iii) the stock which such person may purchase under any outstanding options of the Company or of any Subsidiary; and (iv) or stock otherwise considered to be owned by such person pursuant to Code Sections 422 and 424.

      6.5 $100,000 Limitation.  Except as provided below, the Committee shall
          --------------------
not grant an Incentive Stock Option to, or modify the exercise provisions of, any outstanding Incentive Stock Option held by any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided, that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided further that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.5 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

      6.6 Exercise Price.  The Exercise Price of the Stock subject to each
          --------------
Discretionary Option shall be determined by the Committee. Subject to the provisions of Section 6.4 hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date such Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification). The Exercise Price of each Non-Discretionary Option shall be the average closing bid price on the Nasdaq National Market (or other exchange) for the Stock for the twenty (20) trading days immediately preceding the date of the grant of the Non-Discretionary Option; provided, however, that if the Stock has not been traded on the Nasdaq National Market or any other exchange for at least twenty (20) trading days prior to the date of grant of the Non-Discretionary Option, the Exercise Price of such Non-Discretionary Option shall be the price to the public for the Stock offered in connection with the Company's initial public offering of Stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission.

      6.7 Exercise Period.  The period for the exercise of each Discretionary
          ---------------
Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Discretionary Option intended to be an Incentive Stock Option shall provide that such Discretionary Option shall not be exercisable after the expiration of ten (10) years from the date of grant (or modification) of the Discretionary Option. In addition, no Option granted to a
Section 16 Insider shall be exercisable prior to the expiration of six (6) months from the date such Option is granted, other than in the case of the death or Disability of the Optionee. All Non-Discretionary Options granted hereunder shall vest and become exercisable on the first anniversary of the Grant Date for such Non-Discretionary Option and shall expire and cease to be exercisable after the expiration of ten (10) years from the Grant Date of such Non-Discretionary Option.

      6.8 Option Exercise.
          ---------------

          (a) Unless otherwise provided in the Stock Option Agreement or herein, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that a Discretionary Option may be exercised only in accordance with a vesting schedule during the term of the Discretionary Option.

          (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

          (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a promissory note the principal amount of which shall be equal to at least the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

          (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable. To the extent tax withholding is required at an applicable time with respect to Options or Awards acquired under the Plan by an Optionee, the Company, applicable Subsidiary or other entity upon which such withholding obligation arises shall be entitled to withhold from such Optionee's compensation (derived from the Plan or otherwise) the applicable amount required to be withheld).

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

          (f) Notwithstanding anything to the contrary herein or in a Stock Option Agreement, a given Option shall not be exercisable to the extent the exercise thereof would cause the Company to be a reporting company under the Exchange Act.

     6.9  Reload Options.
          --------------

          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted (except to a Section 16 Insider), without further action of the Committee, (i) to an Optionee who exercises an Discretionary Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Section 6.8 hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Discretionary Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Discretionary Option is granted; provided that the shares surrendered by a Section 16 Insider in payment as provided above must have been held by the Optionee for at least six (6) months prior to such surrender.

          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a 2-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Discretionary Option referred to above in Section 6.8(a) for a period of one (1) year from the date of such exercise.

      6.10 Nontransferability of Option.  No Option shall be transferable by an
           ----------------------------
Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

      6.11 Termination of Employment or Service.  The Committee shall have the
           ------------------------------------
power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant thereof.

      6.12 Employment Rights.  Nothing in the Plan or in any Stock Option
           -----------------
Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

      6.13 Certain Successor Options.  To the extent not inconsistent with the
           -------------------------
terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

      6.14 Effect of Change in Control.  The Committee may determine, at the
           ---------------------------
time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII
                           STOCK APPRECIATION RIGHTS

      7.1  SAR Awards.  The Committee may grant Awards of SARs under the Plan
           ----------
upon such restrictions, terms and conditions as the Committee may prescribe. Each Award shall be governed by a SAR Agreement between the Company and the Grantee which shall contain the restrictions, terms and conditions prescribed by the Committee, including, without limitation, restrictions on the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3. Awards of SARs may be granted singularly, or in combination or in tandem with Discretionary Options granted under the Plan, and may be granted at the same time as or later than the grant of the Discretionary Option to which it relates.

     7.2  Determination of Price.  The SAR Price shall be established by the
          ----------------------
Committee in its sole discretion. The SAR Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the SAR is granted for a SAR issued in tandem with an Incentive Stock Option.

     7.3  Exercise of a SAR.  A SAR shall be exercisable at such time as may be
          -----------------
determined by the Committee, provided that a SAR issued in tandem with an Discretionary Option shall be exercisable to the extent that the related Discretionary Option is exercisable. Upon exercise of a SAR, the Grantee shall be entitled, subject to the terms and conditions of the Plan and the SAR Agreement, to receive an amount equal to the SAR Spread.

     7.4  Payment of a SAR Spread.  Payment of the SAR Spread for any SAR shall
          -----------------------
be made, at the sole discretion of the Committee, in (a) cash, (b) shares of Stock, or (c) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     7.5  Effect of SARs on Stock Subject to Plan.  Stock issued in payment of
          ---------------------------------------
the SAR Spread shall reduce the number of shares of Stock remaining available for issuance under the Plan. The exercise of a SAR which results in the termination of an unexercised Discretionary Option issued in tandem with such SAR shall also reduce the number of shares of Stock remaining available for issuance under the Plan by the number of shares of Stock subject to the terminated Discretionary Option.

     7.6  Termination of SARs.  A SAR may be terminated as follows:
          -------------------

          (a) During the period of a Grantee's continuous employment with the Company or a Subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of a Grantee's employment with the Company or a Subsidiary, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three (3) months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Disability of the Grantee, the period referenced in clause (iii) hereof shall be one (1) year, or (B) be For Cause, the SAR will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the SAR Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the SAR Agreement with the Grantee, if a Grantee should die or become subject to a Disability prior to the termination of employment with the Company or any Subsidiary and prior to the termination of a SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or Disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR shall have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the SAR Agreement with the Grantee, in no event will the continuation of the term of a SAR beyond the date of termination of employment allow the Grantee or his beneficiaries or heirs, to accrue additional rights under the Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

     7.7  Nontransferability.  No SAR shall be transferable by a Grantee;
          ------------------
provided, however, that a SAR issued in tandem with an Discretionary Option shall be transferable, if at all, to the same extent and upon the same terms and conditions as the related Discretionary Option.

     7.8  No Shareholder Rights.  The Grantee of a SAR shall have no rights as a
          ---------------------
shareholder with respect to such SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 5.2 hereof.

                                  ARTICLE VIII
                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE IX
                       TERMINATION AND AMENDMENT OF PLAN

     9.1  Termination and Amendment.  The Board may at any time terminate the
          -------------------------
Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the

Company within twelve (12) months of the date that the Board amends the Plan) may not amend the Plan to:

           (a) Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan or materially increase the number of shares of Stock subject to the Plan, in each case except as contemplated in
Section 5.2 hereof;

           (b) Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan or materially change the class of persons that may participate in the Plan; or

           (c) Otherwise materially increase the benefits accruing to participants under the Plan.

     9.2   Effect on Optionee's Rights.  No termination or amendment
           ---------------------------
modification of the Plan shall affect adversely an Optionee's rights under a Stock Option Agreement or SAR Agreement without the consent of the Optionee or his legal representative.


                                   ARTICLE X
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                   ARTICLE XI
                                 MISCELLANEOUS

     11.1  Replacement or Amended Grants.  At the sole discretion of the
           -----------------------------
Committee, and subject to the terms of the Plan, the Committee may modify outstanding Discretionary Options or Awards or accept the surrender of outstanding Discretionary Options or Awards and grant new Discretionary Options or Awards in substitution for them. However no modification of an Discretionary Option shall adversely affect a Grantee's rights under a Stock Option Agreement or SAR Agreement without the consent of the Grantee or his legal representative.

     11.2  Plan Binding on Successors.  The Plan shall be binding upon the
           --------------------------
successors and assigns of the Company.

     11.3  Singular, Plural; Gender.  Whenever used herein, nouns in the
           ------------------------
singular shall include the plural and the masculine pronoun shall include the feminine gender and vice versa.

     11.4  Headings Not Part of Plan.  Headings of Articles and Sections hereof
           -------------------------
are inserted for convenience and reference and do not constitute part of the Plan.

      11.5  Interpretation.  With respect to Section 16 Insiders, transactions
            --------------
under the Plan, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, and shall be interpreted consistent therewith. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.

      11.6  Governing Law.  The Plan shall be governed by, and construed in
            -------------
accordance with, the laws of the State of Georgia, without regard to conflicts of laws principles.

           *                  *                  *                  *